Exhibit 10.1

AMENDMENT

TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (this “Amendment”), dated effective as of the last date of signature noted on the signature page, is entered into by and between Guardion Health Sciences, Inc., a Delaware corporation (the “Company”), Janet Hall (the “Employee” and together with the Company, collectively, the “Parties”).

RECITALS

WHEREAS, the Employee and the Company are parties to that certain Employment Agreement, effective as of June 19, 2023 (the “Employment Agreement”), pursuant to which, among other things, the Employee serves as the President and Chief Executive Officer; and

WHEREAS, the Employee and the Company desire to amend the Employment Agreement to reflect the Parties understanding regarding the Employee’s compensation.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Amendment of Agreement.

A. Section 4(b)(i) of the Agreement is hereby amended by increasing the Transaction Bonus from $200,000 to $300,000.

B. Section 4(b)(iii)(B) of the Agreement is hereby amended and replaced in its entirety as follows:

“(B) The Change of Control must be consummated on or before June 30, 2024.”

C. Section 5(c)(iv) of the Agreement is hereby amended to replace item (1) in the first sentence as follows:

“(1) nine (9) months’ Base Salary, which will be increased to twelve (12) months’ Base Salary if the Employee’s termination of employment occurs on or after May 17, 2024”

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D. Section 5(c)(iv) of the Agreement is hereby amended to add the following to the end of the subclause:

“In the event that the Company terminates the Term and the Employee’s employment without Cause following a Change in Control that occurs on or before June 30, 2024, the Company shall pay or provide to the Employee, subject to paragraph vii below (other than with respect to Item (2)), and subject to applicable withholdings, for continuation of group health benefits during the period the Employee is entitled to severance (or, at the Board’s discretion, an equivalent amount, as determined by the Board in good faith). In the event a Change in Control is not consummated on or before June 30, 2024, the Employee shall not be entitled to the continuation of group health benefits or to its equivalent. Notwithstanding the foregoing, the Board, in its sole discretion, may pay any severance payable pursuant to the Section 4(c)(iv) or (vi) in a lump sum to the extent permissible under Section 409A of the Code; provided, however, in the event that within 90 days following the termination of the Employee’s employment by the Company without Cause or by the Employee for Good Reason upon or following the consummation of a Change in Control that occurs on or before June 30, 2024, the Employee becomes engaged or retained, as an employee, consultant, independent contractor, advisor, or otherwise, on a full-time basis by acquiror or an affiliate of the acquiror in such Change of Control, the Employee will be required to repay the Company the full severance amount paid to Employee, plus, if Employee fails to timely repay the Company such severance, any fees or expenses incurred by the Company to collect such severance payments. For purposes of the prior sentence, to be engaged or retained on a “full-time basis” shall mean working an average of 40 hours per week.”

E. Section 5(c)(vi) of the Agreement is hereby amended to delete the first “(1)” and replace second item (1) in the first sentence as follows:

“(1) nine (9) months’ Base Salary, which will be increased to twelve (12) months’ Base Salary if the Employee’s termination of employment occurs on or after May 17, 2024”

2. Acknowledgement. The Employee acknowledges and agrees that by executing this Amendment, the Employee expressly consents to the changes to the terms and conditions in the Agreement.

3. Agreement Effective. Except as otherwise expressly provided herein, all terms and conditions of the Agreement will remain unmodified and in full force and effect.

4. Precedence of Amendment. In the event of a conflict between the terms and conditions of this Amendment and the terms and conditions of the Agreement, the terms and conditions of this Amendment will govern and control.

5. Capitalized Terms. All capitalized terms used in this Amendment and not otherwise defined herein will have the meaning ascribed to such terms in the Agreement.

6. Incorporation. This Amendment shall be attached to, and made a part of, the Agreement.

7. Counterparts. This Amendment may be executed in one or more copies or counterparts, each of which when signed will be an original, but all of which together will constitute one instrument. Signatures submitted via telecopy or electronic signature shall have the same force and effect as original signatures and, as such, shall be valid and binding upon the parties hereto.

[signature page follows]

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In witness whereof, the Parties hereto have executed this Amendment as of the signature dates set forth below, to be effective as of the date hereof.

GUARDION HEALTH SCIENCES, INC.,	“EMPLOYEE”
a Delaware corporation

By:	By:
Robert N. Weingarten		Janet Hall

Date:	Date:

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